UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) September 28, 2009
TRW Automotive Holdings Corp.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-31970	81-0597059

(Commission File Number)	(IRS Employer Identification No.)

12001 Tech Center Drive, Livonia, Michigan	48150

(Address of Principal Executive Offices)	(Zip Code)
(734) 855-2600
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 8.01.	OTHER EVENTS.	2

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.	2
(d) Exhibits

SIGNATURE		3
Seventh Amendment to Employment Agreement, dated as of October 1, 2009, among TRW Automotive Inc., TRW Limited and Peter J. Lake

ITEM 8.01. OTHER EVENTS.
On September 28, 2009, the Compensation Committee of the Board of Directors of TRW Automotive Holdings Corp. (“TAHC”) and TRW Automotive Inc. (“TAI” and, together with TAHC, the “Company”) approved and authorized the Company to enter into an amendment to the employment agreement of Peter J. Lake, a named executive officer. The amendment, which is effective October 1, 2009, allows the Company to continue to retain Mr. Lake’s services in his current position under the terms of his employment agreement, in light of his decision to retire under the terms of the Company’s U.K. Pension Plan and commence receiving benefits thereunder. Pursuant to the amendment TAI replaces TRW Limited as Mr. Lake’s employer and the benefits schedule is revised to delete reference to U.K. benefits and to add benefits available to certain other U.S. employees, such as the 401(k) plan and the Benefits Equalization Plan.
This description of the amendment is qualified in its entirety by reference to the full text of the amendment which is attached hereto as Exhibit 10.1.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits.

Exhibit No.	Description
10.1*	Seventh Amendment to Employment Agreement, dated as of October 1, 2009, among TRW Automotive Inc., TRW Limited and Peter J. Lake

* Filed herewith

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRW AUTOMOTIVE HOLDINGS CORP.
Dated: September 30, 2009	By:	/s/ Joseph S. Cantie
Joseph S. Cantie
Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit No.	Description
10.1	Seventh Amendment to Employment Agreement, dated as of October 1, 2009, among TRW Automotive Inc., TRW Limited and Peter J. Lake